UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 4, 2007

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported by Hercules Offshore, Inc. (the “Company”), the Company’s Chief Financial Officer, Steven A. Manz, suffered an apparent stroke on December 28, 2006, and it is not possible to predict when Mr. Manz will be able to return to work. On January 4, 2007, the Company entered into a consulting agreement with Lisa W. Rodriguez under which Ms. Rodriguez is to perform the duties of the Company’s Chief Financial Officer on an interim basis. Ms. Rodriguez has begun work for the Company under the agreement. Ms. Rodriguez was Senior Vice President and Chief Financial Officer of Weatherford International Ltd. from June 2002 to October 2006. Ms. Rodriguez joined Weatherford in 1996 and served in several positions, including Vice President—Accounting and Finance from February 2001 to June 2002, Vice President—Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001.

Under the terms of the consulting agreement, the Company has agreed to pay Ms. Rodriguez a monthly consulting fee of $30,000. The consulting agreement has a sixty-day term, which can be extended by mutual agreement of the parties and can be terminated by the Company at any time on seven days’ notice. A copy of the consulting agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the press release issued by the Company is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement dated January 4, 2007 between the Company and Lisa W. Rodriguez.

99.1	Press Release issued by the Company on January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: January 4, 2007	By:	/s/ James W. Noe

James W. Noe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated January 4, 2007 between the Company and Lisa W. Rodriguez.

99.1	Press Release issued by the Company on January 4, 2007.